Exhibit 99.1

3M to Exit PFAS Manufacturing by the End of 2025

ST. PAUL, MN –3M (NYSE: MMM) today announced it will exit per- and polyfluoroalkyl substance (PFAS) manufacturing and work to discontinue the use of PFAS across its product portfolio by the end of 2025. 3M’s decision is based on careful consideration and a thorough evaluation of the evolving external landscape, including multiple factors such as accelerating regulatory trends focused on reducing or eliminating the presence of PFAS in the environment and changing stakeholder expectations.

“This is a moment that demands the kind of innovation 3M is known for,” said 3M chairman and chief executive officer Mike Roman. “While PFAS can be safely made and used, we also see an opportunity to lead in a rapidly evolving external regulatory and business landscape to make the greatest impact for those we serve. This action is another example of how we are positioning 3M for continued sustainable growth by optimizing our portfolio, innovating for our customers, and delivering long-term value for our shareholders.”

3M will:

•Exit all PFAS manufacturing by the end of 2025: 3M will discontinue manufacturing all fluoropolymers, fluorinated fluids, and PFAS-based additive products. We will help facilitate an orderly transition for customers. 3M intends to fulfill current contractual obligations during the transition period.
•Work to discontinue use of PFAS across our product portfolio by the end of 2025: We have already reduced our use of PFAS over the past three years through ongoing research and development, and will continue to innovate new solutions for customers.

With these two actions, 3M is committing to innovate toward a world less dependent upon PFAS. 3M’s products are safe for their intended uses. 3M will continue to remediate PFAS and address litigation by defending ourselves in court or through negotiated resolutions, all as appropriate.

Financial Information
As noted above, 3M will exit all PFAS manufacturing by the end of 2025. The current annual net sales of manufactured PFAS are approximately $1.3 billion with estimated EBITDA margins of approximately 16%. In addition, as also noted above, 3M will work to discontinue the use of PFAS across our product portfolio by the end of 2025, which represents a small portion of 3M’s overall revenue. Over the course of the exit from PFAS manufacturing, 3M expects to incur related total pre-tax charges of approximately $1.3 billion to $2.3 billion, including the fourth quarter 2022 amount below. Approximately 70-80% of the total is expected to be non-cash.

The company expects to take an estimated fourth quarter 2022 pre-tax charge in a range of $0.7 billion to $1.0 billion, primarily non-cash and related to asset impairments.

3M intends to reflect the fourth quarter 2022 costs as an adjustment in arriving at results, adjusted for special items. Beginning in 2023, 3M also expects to adjust for the results of manufactured PFAS in arriving at results, adjusted for special items.

About PFAS
PFAS are critical in the manufacture of many products that are important for modern life, including medical technologies, semiconductors, batteries, phones, automobiles, and airplanes. 3M’s products are safe and effective for their intended uses. Additional details are available on 3M’s website, www.3M.com/PFAS.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news or on Twitter at @3M or @3MNews.

Please note that the company announces material financial, business, and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services, and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels, such as Twitter at @3M or @3MNews.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance, future costs to be incurred or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company's Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; (16) matters relating to the voluntary chapter 11 proceedings of the Company's subsidiary Aearo Technologies and certain of its affiliates (the "Aearo Entities"), including legal risks related to the chapter 11 proceedings; potential impacts to the Company's reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company's liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company's obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities' ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization; (17) matters relating to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio (the “exit”), including the actual timing, costs and financial impact of such exit; the Company’s ability to complete such exit, on the anticipated timing or at all; potential governmental or regulatory actions relating to PFAS manufacturing and production, or the Company’s exit plans; the Company’s ability to identify and manufacture acceptable substitutes for the discontinued products, and the possibility that such substitutes will not achieve the anticipated or desired commercial or operational results; potential litigation relating to the Company’s exit plans; and the possibility that the planned exit will involve greater costs than anticipated, or otherwise have negative impacts on the Company’s relationships with its customers and other counterparties. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449